CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Post-Effective Amendment No. 45 to Registration Statement No. 333-36074 on Form N-1A of AIM Counselor Series Trust (Invesco Counselor Series Trust) (the “Registration Statement”) of our report dated August 24, 2009, relating to the financial statements and financial highlights of Morgan Stanley Equally-Weighted S&P 500 Fund (the “Fund”) appearing in the Annual Report on Form N-CSR of the Fund for the year ended June 30, 2009.
/s/ Deloitte & Touche LLP
New York, New York
October 22, 2010